EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-200409) pertaining to the Amended and Restated 2007 Stock Plan, as amended, 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Neothetics, Inc. of our report dated March 26, 2015, with respect to the financial statements of Neothetics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California
March 26, 2015